SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
Under the Securities Act of 1933

UNITED SECURITY BANCSHARES

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	91-2112732
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1525 EAST SHAW AVENUE, FRESNO, CALIFORNIA 93710

(Address of Principal Executive Offices)

UNITED SECURITY BANCSHARES 2005 STOCK OPTION PLAN

(Full Title of the Plan)

DENNIS R. WOODS, PRESIDENT AND CHIEF EXECUTIVE OFFICER

1525 EAST SHAW AVENUE, FRESNO, CALIFORNIA 93710

(Name and Address of Agent for Service)

(559) 248-4943

(Telephone Number, including Area Code, of Agent for Service)

Copy to:

Thomas Q. Kwan, Esq.

Gary Steven Findley & Associates

1470 North Hundley Street, Anaheim, California 92806

(714) 630-7136

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed Maximum
Of Securities To	To Be	Offering Price	Amount of Aggregate	Registration
Be Registered	Registered(a)	Per Share(b)	Offering Price	Fee
Common stock (No Par Value)	500,000 Shares	$23.98	$11,990,000	$1,282.93

(a)                                  The number of shares being registered is the number of shares issuable under the United Security Bancshares 2005 Stock Option Plan (the “2005 Plan”) which is 500,000 shares. Because of certain events specified in the Plan, an indeterminate number of shares may additionally become subject to issuance under the Plan.

(b)                                 Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing $23.98 as the last sale of United Security Bancshares’ common stock as of May 12, 2006.

PART II

Item 3. Incorporation of Documents by Reference

United Security Bancshares (the “Registrant”) hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a)                                  The Registrant’s annual report filed on Form 10-K for the year ended December 31, 2005.

(b)                                 The Registrant’s quarterly report filed on Form 10-Q for the quarter ended March 31, 2006 and the Registrant’s current reports filed on Form 8-K on April 12, 2006, March 28, 2006, March 8, 2006, January 31, 2006 and January 18, 2006.

(c)                                  The description of the Registrant’s common stock is contained in its Registration Statement on Form S-4, file number 333-58256.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. The Registrant’s Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

The Registrant’s Bylaws provide that the Registrant shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. The Registrant’s Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Registrant would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Registrant’s Bylaws. Each of the directors and executive officers of the Registrant has an indemnification agreement with the Registrant that provides that the Registrant shall indemnify such person to the full extent authorized by the applicable provisions of California law and further provide advances to pay for any expenses which would be subject to reimbursement.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

5.1	Opinion re: Legality
23.1	Consent of Moss Adams LLP
99.1	United Security Bancshares 2005 Stock Option Plan included as Exhibit B to the Registrant’s definitive proxy statement filed on April 18, 2005
99.2	Form of incentive stock option agreement for the United Security Bancshares 2005 Stock Option Plan
99.3	Form of nonqualified stock option agreement for the United Security Bancshares 2005 Stock Option Plan

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

1.                                       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, That:

A.                                   Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.                                     Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.                                       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                                       If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.                                       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.                                          If the registrant is relying on Rule 430B:

A.                                                           Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.                                                             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.                                       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.                                       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.                                          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.                                       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.                                    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.                                   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.                                       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fresno, State of California, on May 12, 2006.

UNITED SECURITY BANCSHARES

/s/Dennis R. Woods
Dennis R. Woods
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: May 12, 2006	/s/ Robert G. Bitter
Robert G. Bitter, Pharm. D. Director

Date: May 12, 2006	/s/ Stanley J. Cavalla
Stanley J. Cavalla, Director

Date: May 12, 2006	/s/ Tom Ellithorpe
Tom Ellithorpe, Director

Date: May 12, 2006	/s/ R. Todd Henry
R. Todd Henry, Director

Date: May 12, 2006	/s/ Ronnie D. Miller
Ronnie D. Miller, Director

Date: May 12, 2006	/s/ Robert M. Mochizuki
Robert M. Mochizuki, Director

Date: May 12, 2006	/s/ Walter Reinhard
Walter Reinhard, Director

Date: May 12, 2006	/s/ John Terzian
John Terzian, Director

Date: May 12, 2006	/s/ Dennis R. Woods
Dennis R. Woods, Chairman,
Chief Executive Officer, Director

Date: May 12, 2006	/s/ Mike Woolf
Mike Woolf, Director

Date: May 12, 2006	/s/ Kenneth L. Donahue
Kenneth L. Donahue, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion re: Legality

23.1	Consent of Moss Adams LLP

99.2	Form of incentive stock option agreement for the United Security Bancshares 2005 Stock Option Plan

99.3	Form of nonqualified stock option agreement for the United Security Bancshares 2005 Stock Option Plan